EXHIBIT 5.1
LAW OFFICES
NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL
CORPORATIONS
400 COLONY SQUARE
SUITE 2200
1201 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA  30361
TELEPHONE (404) 817-6000
TELECOPIER (404) 817-6050

          OTHER OFFICES:
          Charleston, South Carolina
          Columbia, South Carolina
          Greenville, South Carolina
          Lexington, South Carolina
          Myrtle Beach, South Carolina

September 18, 1995

Kinark Corporation
7060 South Yale
Tulsa, Oklahoma  74136

Ladies and Gentlemen:

     We have acted as counsel to Kinark Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the
"Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 5,619,615 shares (the "Shares") of the Company's common stock, $.10 par value per share. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by and is in accordance with the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third
Parties in Corporate Transactions adopted by the Legal Opinion
Committee of the
Corporate and Banking Law Section of the State Bar of Georgia.

     Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption
"Legal Matters" in the Prospectus contained in the Registration
Statement.

                    Very truly yours,

                    NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                    A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING
                    PROFESSIONAL CORPORATIONS